Exhibit 1.1

Cognos Incorporated
Common Shares (no par value)

Underwriting Agreement

July     , 2002

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

Certain shareholders named in Schedule II hereto (the “Selling Shareholders”) of Cognos Incorporated, a corporation incorporated under the laws of Canada (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of . . . . . . . common shares (the “Firm Shares”) and, at the election of the Underwriters, up to . . . . . . . additional common shares (the “Optional Shares”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) (A) A preliminary short form prospectus dated June     , 2002 (in the English and French languages, as applicable, the “Canadian Preliminary Prospectus”) in respect of the Shares has been filed with the Ontario Securities Commission (the “Ontario Commission”) and the Canadian securities regulatory authorities of each of the other provinces of Canada (together with the Province of Ontario, the “Qualifying Provinces”), and the Company has obtained from the Ontario Commission a decision document under National Policy 43-201, the Mutual Reliance Review System for Prospectuses and Annual Information Forms (an “MRRS Decision Document”) for such Canadian Preliminary Prospectus issued by the Ontario Commission on its own behalf and on behalf of the securities regulatory authorities of each of the other Qualifying Provinces (together with the Ontario Commission, the “Qualifying Authorities”).

(B) A registration statement on Form F-10 (File No. 333-            ) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”), which registration statement includes the Canadian Preliminary Prospectus in the English language and all of the documents incorporated therein by reference (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, the “U.S. Preliminary Prospectus”; the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, collectively, the “Preliminary Prospectus”) has been filed in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”);

(C) A final short form prospectus in respect of the Shares (in the English and French languages, as applicable, the “Final PREP Prospectus”) omitting pricing and related information (the “PREP Information”) in accordance with National Instrument No. 44-103 of the Canadian

Securities Administrators for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”) has been filed with the Ontario Commission and each of the other Qualifying Authorities in accordance with National Policy 43-201; an MRRS Decision Document for such Final PREP Prospectus issued by the Ontario Commission on its own behalf and on behalf of each of the other Qualifying Authorities has been obtained along with any other receipts required to be obtained from any such Qualifying Authority (the Final PREP Prospectus for which an MRRS Decision Document has been issued by the Ontario Commission on its own behalf and on behalf of each of the other Qualifying Authorities, the “Canadian Prospectus”, provided that, when a Supplemented PREP Prospectus (as hereinafter defined) is furnished to the Underwriters for use in connection with the offering of the Shares in Canada or filed with the Ontario Commission and all other Qualifying Authorities, the term “Canadian Prospectus” shall refer to such Supplemented PREP Prospectus); and an amendment to such registration statement, including the Final PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, which most recent amendment has become effective (the registration statement on Form F-10, including the exhibits thereto, as amended at the time it became effective and including the PREP Information contained in the U.S. Supplemented Prospectus (as defined below) deemed to form part thereof when filed with the Commission, the “Registration Statement”);

(D) The Company will file promptly, and in any event no later than the second business day following execution and delivery of this Agreement, with the Ontario Commission and with the other Qualifying Authorities, in accordance with National Policy 43-201 and with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (in the English and French languages, as applicable, the “Supplemented PREP Prospectus”); and the Company will file promptly, and in any event no later than the second business day following execution and delivery of this Agreement, with the Commission, in accordance with General Instruction II.L. to Form F-10, the Supplemented PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, the “U.S. Supplemented Prospectus”; the prospectus included in the Registration Statement at the time it became effective, the “U.S. Prospectus”, provided that, when the U.S. Supplemented Prospectus is furnished to the Underwriters, whether or not such prospectus is yet to be required to be filed under the Act, the term “U.S. Prospectus” shall refer to such U.S. Supplemented Prospectus); and

(E) The Company has filed with the Commission an appointment of agent for service of process upon the Company on Form F-X, in conjunction with the filing of the Registration Statement (the “Form F-X”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or any of the Qualifying Authorities, and each of the U.S. Preliminary Prospectus and the Canadian Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of applicable Canadian securities laws, respectively, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use therein, including without limitation information furnished in connection with Item 9.1 of Form 44-101F3;

(iii) The documents incorporated by reference in the U.S. Prospectus and the Canadian Prospectus (collectively, the “Prospectus”), when they became effective or were filed with the

Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and the requirements of applicable Canadian securities laws, respectively, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and the requirements of applicable Canadian securities laws, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(iv) The Company meets the general eligibility requirements for use of Form F-10 under the Act and is eligible to use the PREP Procedures and the procedures allowing for the filing of a short form prospectus in Canada; the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the requirements of applicable Canadian securities laws, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use therein, including without limitation information furnished in connection with Item 9.1 of Form 44-101F3;

(v) Neither the Company nor any of its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its significant subsidiaries (other than the exercise of options previously granted under employee stock plans or the purchase of shares pursuant to a share purchase plan, in each case only to the extent such plans are disclosed in the Registration Statement and Prospectus) or any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its significant subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus;

(vi) The Company and its significant subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its significant subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its significant subsidiaries;

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to do so would not have a Material Adverse Effect and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued common shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the common shares of the Company contained in the Prospectus; and all of the issued shares in the capital of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) The Shares have been duly and validly issued and are fully paid and non-assessable common shares in the capital of the Company and conform to the description of the common shares of the Company contained in the Prospectus;

(x) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject except as would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the qualification of the distribution of the Shares in Canada by prospectus and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its significant subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound;

(xii) The statements set forth in the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the common shares of the Company, under the caption “Certain United States and Canadian Federal Income Tax

Considerations”, under the caption “Underwriting” and under the caption “Canadian Eligibility for Investment”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xiii) Other than as set forth in the Prospectus, there are no legal, governmental or administrative proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xvi) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii) Other than as set forth in the Prospectus, the Company and its subsidiaries have sufficient interests in all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) necessary for the operation of the business of the Company and its subsidiaries as described in the Prospectus and have taken all reasonable steps necessary to secure assignments of such Intellectual Property from its employees and contractors; to the knowledge of the Company none of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, its subsidiaries or any of their respective directors or executive officers or to the Company’s knowledge, any of their respective employees or consultants; and the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information;

(xviii) Other than as set forth in the Prospectus, the Company’s knowledge, neither the Company nor any of its subsidiaries have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company and its subsidiaries have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or any of its subsidiaries must license or refrain from using any intellectual property rights of any third party) which, if the subject of any unfavorable decision, ruling or finding would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; and

(xix) The Company was not as of February 28, 2002, a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the Company reasonably believes it is not currently a PFIC.

(b) Each of the Selling Shareholders jointly and severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the

Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; provided that no representation is made under this subparagraph regarding compliance with the securities laws of any jurisdiction;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except any such conflict, breach, violation or default which has been consented to or waived in writing by the appropriate counterparty thereto, prior to the execution and delivery of this Agreement, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of such Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder; provided that no representation is made under this subparagraph regarding compliance with the securities laws of any jurisdiction;

(iii) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, security interests and other encumbrances and upon (x) payment for the shares to be sold by such Selling Shareholder in accordance with this Agreement and (y) delivery to you of certificates evidencing the Shares registered in the name of such Selling Shareholder, indorsed in blank will acquire the Shares free of any adverse claim under Section 8-303 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”), assuming that the Underwriters do not have “notice” (within the meaning of Section 8-105 of the UCC) of any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares;

(iv) During the period beginning from the date hereof and continuing to and including the date ninety days after the date of the Prospectus, such Selling Shareholder shall not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and except for transfers to such Selling Shareholder’s affiliates for certain tax planning purposes (so long as such affiliates agree in writing to be bound by the terms of this Agreement), any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Company common shares or any such substantially similar securities, without your prior written consent;

(v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of applicable Canadian securities laws and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) certifying to the effect that such Selling Shareholder is not a U.S. Person (as defined under applicable U.S. federal tax legislation);

(viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to Schulte Roth & Zabel LLP, as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, by the dissolution of such corporate Selling Shareholder, or by the occurrence of any other event; if any such corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x) No goods and services tax imposed under the federal laws of Canada will be payable by the Selling Shareholders in respect of any consideration received by an Underwriter for the performance of its services as contemplated by this Agreement, provided that such consideration is in respect of services performed by an Underwriter wholly outside of Canada;

(xi) No stamp duty, documentary taxes or similar taxes are payable by the Company or the Selling Shareholders under the federal laws of Canada or the laws of the Province of Ontario in connection with the sale and delivery of the Shares pursuant to this Agreement by the Selling Shareholders; and

(xii) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of any payment or crediting or deemed payment or crediting of the compensation contemplated by this Agreement by the Selling Shareholders to an

Underwriter, provided that the Underwriter deals at arm’s length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), and that such compensation is payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstances; and

(xiii) Such Selling Shareholder is resident in Canada.

2. Subject to the terms and conditions herein set forth, (a) the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price of U.S. $[            ] per Share for Shares sold to purchasers resident in the United States or otherwise requesting to make payment in U.S. dollars, or Cdn. $[            ] per Share for Shares sold to purchasers resident in Canada or otherwise requesting to make payment in Canadian dollars, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant to the Underwriters the right to purchase at their election up to . . . . . . . . Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election by the Underwriters to purchase Optional Shares shall be made in proportion to the number of Firm Shares to be sold by each Selling Shareholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Shareholders to Goldman, Sachs & Co. at least forty-eight hours in advance. The Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:00 a.m., New York time, on            , 2002 or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 8:00 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, 02110 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Supplemented PREP Prospectus and the U.S. Supplemented Prospectus in a form approved by you and to file the U.S. Supplemented Prospectus pursuant to General Instruction II.L. to Form F-10 and the Supplemented PREP Prospectus pursuant to the PREP Procedures, not later than the close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you and the Selling Shareholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Selling Shareholders with copies thereof; to file promptly all reports, notices and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and with the Qualifying Authorities pursuant to Canadian securities laws subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you and the Selling Shareholders, promptly after it receives notice thereof, of the issuance by the Commission or any Qualifying Authority of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or any Qualifying Authority for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) file a registration statement, prospectus or similar document;

(c) Prior to 4:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Supplemented Prospectus in New York City and the Supplemented PREP Prospectus in Toronto in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; provided that the Company shall not be required to deliver an amended Prospectus or a supplement to the Prospectus in Canada beyond the lapse date for the Prospectus;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date ninety days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares of the Company or any such substantially similar securities (other than pursuant to employee stock option or share purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities on the exercise of stock options whether or not outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs; provided, that the Company may issue shares in connection with acquisitions, so long as in case of any such acquisition, either (1) the recipients of such shares are restricted contractually from selling such shares for the remainder of the lock-up period, or (2) in the case of any acquisition requiring registered shares or shares qualified by prospectus in Canada, no registration statement prepared in connection with such transaction is declared effective or receipt for a Canadian final prospectus issued, and no such shares are actually issued;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(h) To use its best efforts to ensure that the common shares of the Company remain listed for quotation on the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”) and remain listed on the Toronto Stock Exchange; and

(i) Upon the request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. The Company and the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, except as otherwise provided in Section 5(c); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees and expenses in connection with listing the Shares on the NASDAQ and the Toronto Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of U.S. and Canadian counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar and (viii) all other costs and expenses incurred in connection with the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Selling Shareholders will pay or cause to be paid all costs and expenses incident to the performance of the Selling Shareholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling

Shareholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Shareholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The U.S. Supplemented Prospectus shall have been filed with the Commission and the Supplemented PREP Prospectus shall have been filed with the Qualifying Authorities within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no cease trade order or similar order restraining the distribution of the Shares in Canada shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Qualifying Authority; and all requests for additional information on the part of the Commission and the Qualifying Authorities shall have been complied with to your reasonable satisfaction;

(b) Ropes & Gray, U.S. counsel for the Underwriters, and Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to you their written opinions addressing the matters set out in Annex II(a)(i) and Annex II(a)(ii) hereto, respectively, dated such Time of Delivery, and addressing such other matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Testa, Hurwitz & Thibeault LLP, U.S. counsel for the Company, and Torys LLP, Canadian counsel for the Company, shall have furnished to you their written opinions addressing the matters set out in Annex II(b)(i) and Annex II(b)(ii) hereto, respectively, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Schulte Roth & Zobel LLP, U.S. counsel for the Selling Shareholders and Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Selling Shareholders shall have furnished to you their written opinion with respect to the Selling Shareholders addressing the matters set out in Annex II(c)(i) and Annex II(c)(ii) hereto, respectively, dated such Time of Delivery, in form and substance satisfactory to you;

(e) The Company’s general counsel shall have furnished to you his written opinion, addressing the matters set out in Annex II(d) hereto, dated such Time of Delivery, with respect to such matters as you may reasonably request, in form and substance satisfactory to you;

(f) Quebec counsel for the Company shall have furnished to you their written opinions, dated the date of the Canadian Preliminary Prospectus, the date of the Final PREP Prospectus and the date of the Supplemented PREP Prospectus, in form and substance satisfactory to you, addressed to the Underwriters, the Company, their respective counsel and the directors of the

Company, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus (in each case including the documents incorporated by reference therein), except for the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof;

(g) Quebec counsel for the Company shall have furnished to you a legal opinion, dated such Time of Delivery, in form and substance satisfactory to you, addressed to the Underwriters and counsel to the Underwriters, regarding compliance with the laws of Québec relating to the use of the French language in connection with the documents to be delivered to purchasers in Québec;

(h) Ernst & Young LLP shall have furnished to you their written opinions, dated the date of the Canadian Preliminary Prospectus, the date of the Final PREP Prospectus and the date of the Supplemented PREP Prospectus, in form and substance satisfactory to you, addressed to the Underwriters, the Company, their respective counsel and the directors of the Company, to the effect that the French language version of the Financial Information contained or incorporated by reference in the Canadian Preliminary Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(j)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital (other than the exercise of options previously granted or the purchase of shares pursuant to a share purchase plan, in either case in effect as of the date hereof) or long–term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(l) On or after the date hereof (A) there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ or the Toronto Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ or the Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus, and (B) there shall not have developed, occurred or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of any Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business operations or affairs of the Company and its subsidiaries taken as a whole;

(m) The Shares at such Time of Delivery shall continue to be duly listed for quotation on Nasdaq or the Toronto Stock Exchange;

(n) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the directors and executive officers of the Company listed on Schedule III hereto, substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

(o) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(p) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b) Each of the Selling Shareholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein. Notwithstanding anything herein to the contrary, the aggregate liability of the Selling Shareholders pursuant to this Section 8 will be limited to an amount equal to the gross proceeds received by the Selling Shareholders pursuant to this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, but not limited to, the proportion the total net proceeds from the offering (before deducting expenses) received by each of Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each of the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act. The Company and the Selling Shareholders have entered into and may in the future enter into other agreements among themselves with respect to their indemnity obligations hereunder, provided that such agreements shall not affect their respective obligations to the Underwriters hereunder.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Shareholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if any of the Selling Shareholders breach their obligations to deliver any Shares as provided herein, each of the Selling Shareholders pro rata (based on the number of Shares to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or federal court (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in Ontario. Each of the Selling Shareholders and the Company has appointed an authorized agent in the United States and provided the name of that person or persons to the Underwriters (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each of the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or to the Selling Shareholders, as applicable, shall be deemed, in every respect, effective service of process upon such party.

16. In respect of any judgment or order given or made for any amount due hereunder to an Underwriter that is expressed and payable in a currency (the “judgment currency”) other than United States dollars, the payor will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter on the date of payment. The foregoing indemnity shall constitute a separate and independent obligation of the payor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. The Company and the Selling Shareholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us ten (10) original counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the

Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of page intentionally left blank]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Cognos Incorporated

By:
        Name:
        Title:

3539202 Canada Inc. (Canada 3)
3539211 Canada Inc. (Canada 4)
3539334 Canada Inc. (Canada 6)
3539393 Canada Inc. (Canada 7)
3497801 Canada Inc. (Canada 13)
3539504 Canada Inc. (Canada 14)
3539555 Canada Inc. (Canada 15)
3539571 Canada Inc. (Canada 16)

By:
        Name:
        Title:
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement

Accepted	as of the date hereof

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

By:

(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

[Names of other Underwriters]

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
3539202 Canada Inc. (Canada 3)	382,492	439,866
3539211 Canada Inc. (Canada 4)	382,492	439,866
3539334 Canada Inc. (Canada 6)	382,492	439,866
3539393 Canada Inc. (Canada 7)	258,909	297,745
3497801 Canada Inc. (Canada 13)	724,500	833,174
3539504 Canada Inc. (Canada 14)	789,705	908,161
3539555 Canada Inc. (Canada 15)	789,705	908,161
3539571 Canada Inc. (Canada 16)	789,705	908,161

Total	4,500,000	5,175,000

*	Each Selling Shareholder is represented by Michael U. Potter, Sussex Capital, Inc., Sixty-Two John Street, Ottawa, Ontario K1M 1M3 and , as the Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE III

James M. Tory, Q.C.

John E. Caldwell

Douglas C. Cameron

Pierre Y. Ducros

Douglas J. Erwin

Robert W. Korthals

Candy M. Obourn

William Russell

Renato Zambonini

Robert G. Ashe

Tom Manley

Tony Sirianni

Ad Voogt

Terry Hall

ANNEX I

DESCRIPTION OF COMFORT LETTER

Pursuant to Section 7(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and are qualified to act as independent auditors within the meaning of Canadian securities laws;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder, and with the requirements of Canadian securities laws; and, if applicable, they have made a review in accordance with standards established by the Canadian Institute of Chartered Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the “Representatives”)[and are attached hereto];

(iii) They have made a review in accordance with both Statement of Auditing Standards (SAS) 71 and with the standards established by the Canadian Institute of Chartered Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, and with the requirements of Canadian securities laws, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, and with the requirements of Canadian securities laws;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included or incorporated by reference in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and Canadian securities laws and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K and the corresponding requirements of Canadian securities laws;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or any applicable requirements of Canadian securities laws, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus for them to be conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included or incorporated by reference in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder and Canadian securities laws or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated share capital (other than issuances of common shares upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex II (a)(i)

Form of Ropes & Gray opinion

Annex II (a)(ii)

Form of Osler, Hoskin & Harcourt, LLP opinion

Annex II(b)(i)

Form of Testa Hurwitz & Thiebault opinion

(i) Cognos U.S. has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business. The Company owns directly all the outstanding capital stock of Cognos U.S. Such shares have been duly authorized and are validly issued and outstanding, and fully paid and non-assessable.

(ii) The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than financial statements and supporting schedules, or any other financial or accounting information included therein or in exhibits to or excluded from the Registration Statement, as to which we do not opine), and any amendments or supplements thereto, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

(iii) The documents incorporated by reference in the Prospectus (other than financial statements and supporting schedules, or any other financial, or accounting information included therein, as to which we do not opine), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(iv) No consent, approval, authorization, order, registration or qualification of or with any United States federal or Massachusetts court or governmental agency or body is required for the sale of the Common Shares in the United States or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the NASD in connection with the purchase and distribution of the Common Shares by the Underwriters.

(v) To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which Cognos U.S. or any of its subsidiaries is a party or of which any property of Cognos US or any of its subsidiaries is the subject which, if determined adversely to Cognos US or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(vi) The compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or document filed as an exhibit to the Registration Statement.

(vii) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) The statements in the Prospectuses under the caption “Certain U. S. and Canadian Federal Income Tax Considerations—Certain U.S. Federal Income Tax Considerations,” insofar as such statements summarize provisions of law, accurately and fairly summarize such provisions in all material respects.

In passing on the form of the Registration Statement and the Prospectus, we necessarily have assumed the correctness and completeness of the statements made in the Registration Statement and

Prospectus and, except as set forth in paragraph (viii) above, take no responsibility for them. We have, however, participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of the Underwriters, at which conferences we made inquiries of such persons about others and the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and that, while the limitations inherent in the verification of factual matters and the character of determination involved in the registration process is such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, subject to the foregoing and based upon such participation, inquiries and discussions, although without independent check or verification, nothing has come to our attention which would lead us to believe that the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that the Prospectus as of its date or at the First Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief or opinion as to the financial statements and supporting schedules, or any other financial or accounting information, or information relating to the Underwriters; the method of distribution of the Common Shares by the Underwriters or information relating to the Selling Shareholders included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

Annex II(b)(ii)

Form of Torys opinion

(i) The Company has been duly incorporated and is validly existing under the Canada Business Corporations Act, with corporate power and capacity to own its properties and conduct its business as described in the Prospectus. The Company is qualified to carry on business in the province of Ontario.

(ii) The Company has an authorized capitalization as described in the Prospectus under the caption “Description of Share Capital”, of which ■ common shares of the Company are issued and outstanding and no preferred shares are issued and outstanding; and the provisions of the common shares of the Company conform in all material respects to the description contained in the Prospectus under the caption “Description of Share Capital”.

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of the articles or by-laws of the Company or any laws of the Province of Ontario or any federal laws of Canada applicable therein.

(vi) The Company is a reporting issuer or the equivalent in each of the Qualifying Provinces and is not on the list of defaulting issuers maintained by any securities regulatory authorities in the Qualifying Provinces. A decision document under National Policy 43-201—Mutual Reliance Review System for Prospectuses and Annual Information Forms—has been obtained in respect of the Final PREP Prospectus from or on behalf of the Ontario Commission and the Qualifying Authorities and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of the Qualifying Provinces to permit the Shares to be offered and sold to the public in each of the Qualifying Provinces, by or through registrants, investment dealers or brokers registered under applicable legislation of such Qualifying Provinces who have complied with the relevant provisions of such legislation.

(vii) The statements set forth in the Prospectus under the caption “Description of Share Capital”, insofar as they purport to summarize the provisions of the common shares and the preferred shares of the Company, under the caption “Certain United States and Canadian Federal Income Tax Considerations—Certain Canadian Federal Income Tax Considerations for U.S. Residents”, insofar as they purport to summarize the provisions of the laws referred to therein, in the last sentence under the caption “Enforceability of Certain Civil Liabilities in the United States”, and in Part II of the Registration Statement, under the caption “Indemnification of Directors and Officers”, insofar as they purport to summarize certain provisions of the by-laws of the Company and of the Canada Business Corporations Act, are accurate in all material respects.

(viii) The Canadian Prospectus (other than the financial statements and other financial and statistical data included or incorporated therein, about which we express no opinion) complies as to form in all material respects with the requirements of the securities laws, rules and regulations of the Province of Ontario, as interpreted and applied by the Ontario Commission. The documents incorporated by reference in the Canadian Prospectus include all reports or information that would be required to be made publicly available in connection with the offering and distribution of the Shares under the laws of the Province of Ontario.

(ix) The Shares are qualified investments under the statutes specified under the caption “Eligibility for Investment” in the Prospectus.

(x) The Shares are, at the date hereof, investments that the Income Tax Act (Canada) and the Regulations thereunder state are qualified investments for a trust governed by a registered retirement savings plan, a registered retirement income fund, a registered education savings plan and a deferred profit sharing plan, and are not “foreign property” for the purposes of such Act.

(xi) Insofar as Canadian federal and Ontario law is relevant, the Company has validly waived, to the fullest extent permitted by law, any objection to the venue of any action, suit or proceeding in the Federal and State courts located in the Borough of Manhattan in the City of New York, State of New York, brought pursuant to this Agreement, assuming that it is enforceable against the Company.

(xii) In the event that the Underwriting Agreement is sought to be enforced in any action or proceeding in the Province of Ontario in accordance with laws applicable thereto as chosen by the parties, namely the laws of the State of New York, the courts of competent jurisdiction of the Province of Ontario would apply the laws of the State of New York in any such action or proceeding, upon appropriate evidence as to such laws being adduced, provided that none of the provisions of the Underwriting Agreement or of the laws of the State of New York are contrary to public policy, as such term is understood under the laws of the Province of Ontario. A court in the Province of Ontario has, however, an inherent power to decline to hear such an action or proceeding if it is contrary to public policy, as such term is understood under the laws of the Province of Ontario, for it to do so, or if it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

(xiii) The laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in Ontario on any final and conclusive judgment in personam of a foreign jurisdiction, which is not impeachable as void or voidable under the internal laws of such foreign jurisdiction, for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (iv) there has been compliance with the Limitations Act (Ontario), which provides that an action to enforce a foreign judgment must be commenced within the applicable limitation period after the date of the foreign judgment.

We have participated in the preparation of the Prospectus in connection with the offering of the common shares of the Company and in conferences with officers and other representatives of the Company and representatives of the Underwriters at which the contents of the Prospectus and related matters were discussed. Although we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus except as set forth in paragraph (vi) above, no facts have come to our attention that lead us to believe that the Prospectus (except for the financial statements and other financial data or regulatory matters included or incorporated by reference therein or omitted therefrom and any auditors’ report thereon, as to which, in each case, we have not been required to comment), at the time the Supplemented PREP Prospectus was filed with the Ontario Commission or at the date of closing, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no comment concerning any disclosure in the Prospectus with respect to patents, trademarks or other intellectual property of the Company or third parties.

Annex II(c)(i)

Form of Schulte Roth & Zabel opinion

The Power-of-Attorney and Custody Agreement executed and delivered by each Selling Shareholder constitute valid and binding agreements of such Selling Shareholder in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including without limitation, fraudulent conveyance laws) and general principles of equity regardless of whether considered in a proceeding in equity or at law.

Annex II(c)(ii)

Form of Davies Ward Phillips & Vineberg opinion

Annex II (d)

Form of Opinion of John Jussup

(i)    Each significant subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the shares in the capital of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ii)    To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened in writing by others;

(iii)    To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or By-laws or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound and which would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole.

40